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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 7, 2002


                           BLUE RIVER BANCSHARES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Indiana                      0-24501                   35-2016637
----------------------------     ------------------------    ------------------
(State or other jurisdiction     (Commission File Number)      (IRS Employer
    of incorporation)                                        Identification No.)


29 East Washington Street
  Shelbyville, Indiana                                               46176
----------------------------------------                            -------
(Address of Principal Executive Offices)                            Zip Code


                                 (317) 398-9721
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              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS

         On June 7, 2002, the Registrant entered into a Stock Purchase Agreement (the "Agreement") with Russell Breeden, III, Wayne C. Ramsey and L. Gene Tanner (collectively, the "Purchasers"). The Agreement provides for the purchase of 321,089 shares of the Registrant's common stock by the Purchasers at a price of $4.73 per share. The Agreement also provides for a subsequent purchase of 535,148 shares of the Registrant's common stock to individuals identified by the Purchasers (collectively, the "Second Purchasers") at a price of $4.73 per share. Under the terms of the Agreement, the Purchasers will purchase any shares not sold to the Second Purchasers. The total amount of capital raised by this private placement is expected to be approximately $4,050,000. This private placement is subject to regulatory approval and certain other customary conditions. The shares will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States by the investors absent registration or an applicable exemption from registration requirements.

         Pursuant to the Agreement, the Registrant will at the closing of the private placement to the Purchasers cause the election of Russell Breeden, III to the Board of Directors of the Registrant and Shelby County Bank, a wholly-owned subsidiary of the Registrant (the "Bank") for a term ending 2003. Additionally, at the same time Wayne C. Ramsey will be added to the Board of Directors of the Registrant for a term ending in 2005. In 2003, Mr. Breeden will be entitled to designate another director of the Registrant for a three year term. Subject to the fiduciary duties of the Board of Directors, the Registrant and the Bank will also include Mr. Breeden on their respective slates of directors for additional three year terms after Breeden's initial terms expire.

         The Agreement further provides that the Registrant intends to conduct a rights offering in which its existing shareholders would receive non-transferable rights to acquire shares in the offering. The Registrant intends to offer approximately 555,555 shares of common stock at a price of $4.50 per share. Each shareholder would receive one subscription right for each share of common stock that the shareholder owns on the record date. Each subscription right would entitle the shareholder to purchase .3584 shares of common stock at the subscription price. The record date for the rights offering will be a date preceding the closing of the private placements. Shareholders who exercise their rights in full would also be able to subscribe, at the subscription price, for shares that other rights holders decline to purchase, to permit them to maintain a percentage interest in the Registrant which is equal to their percentage interest as of the date of the Agreement. The rights offering will only be made pursuant to an effective registration statement filed with the Securities and Exchange Commission.

         The statements in this Form 8-K do not constitute an offer to sell or the solicitation of any offer to buy the securities described above, nor shall there be any sale of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

         Statements in this Form 8-K which express "belief", "intention", "expectation" or "prospects", as well as other statements which are not historical fact, are forward-looking

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statements within the meaning of the Private Securities Litigation Reform Act of
1995 and involve certain risks and uncertainties, including, but not limited to, regulatory approval of the proposed transactions.




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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(C)      EXHIBITS

         99.1 Stock Purchase Agreement, dated as of June 7, 2002, by and among Blue River Bancshares, Inc., and Russell Breeden, III, Wayne C. Ramsey and L. Gene Tanner.

         99.2     Press Release, dated June 7, 2002



                                *  *  *  *



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       BLUE RIVER BANCSHARES, INC.
                                       (Registrant)


Date:  June 7, 2002                    By: /s/ Larry T. Toombs
                                          --------------------------------------
                                       Its: President
                                           -------------------------------------



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                                INDEX TO EXHIBITS


Exhibit No.      Description

99.1 Stock Purchase Agreement, dated as of June 7, 2002, by and among Blue River Bancshares, Inc., and Russell Breeden, III, Wayne C. Ramsey and L. Gene Tanner

99.2             Press Release, dated June 7, 2002



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